Exhibit 99.A

EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, the persons or entities named below agree to the joint filing on behalf of each of them of this Schedule 13G/A with respect to the Securities of the Issuer and further agree that this joint filing agreement be included as an exhibit to this Schedule 13G/A.  In evidence thereof, the undersigned hereby execute this Agreement as of February 4, 2015.

ROYAL BANK OF CANADA

/s/ John Penn*
Signature
John Penn/Authorized Signatory

Name/Title

RBC DOMINION SECURITIES INC.

/s/ Kirby C Gavelin

Signature

Kirby C Gavelin/ Managing Director

Name/Title

/s/ Gordon Bell

Signature

Gordon Bell/ Managing Director

Name/Title

1 This Schedule 13G/A was executed by John Penn pursuant to the power of attorney filed with the Securities and Exchange Commission on August 9, 2013 in connection with a Schedule 13G/A for RMR Real Estate Income Fund, which power of attorney is incorporated herein by reference.